UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2008

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51980	20-3233358

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Yahalom Tower, 3a Jabotinsky St., Ramat Gan, Israel	52520

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-9-9602049

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

        Reference is made to the Current Report on Form 8-K of Israel Growth Partners Acquisition Corp. (the “Company”) filed on June 25, 2008, which announced that the Company’s Board of Directors had set a meeting date of July 17, 2008, for the Company’s special meeting of stockholders (the “Special Meeting”) described in the proxy statement/prospectus filed as part of a Registration Statement on Form F-4 filed by Negevtech Ltd. (“Negevtech”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2008, as amended.  The Special Meeting was scheduled to consider and vote on the proposed merger of Negevtech Acquisition Subsidiary Corp., the wholly-owned subsidiary of Negevtech, with and into the Company, with the Company surviving as a wholly-owned subsidiary of Negevtech.

        Negevtech’s Registration Statement on Form F-4 has not been declared effective by the SEC as of July 10, 2008. Since the Company cannot distribute to the Company’s stockholders a final version of the proxy statement/prospectus, which is part of this Registration Statement, until this Registration Statement is declared effective, and because only one week remains before the date of the Special Meeting (which date cannot be changed under the Company’s certificate of incorporation beyond July 18, 2008), the Company does not believe that it can timely distribute the proxy statement/prospectus to its stockholders in advance of the Special Meeting. Accordingly, under applicable law, the Company cannot hold the Special Meeting, and the Board of Directors of the Company, as of today’s date, has cancelled the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2008	ISRAEL GROWTH PARTNERS ACQUISITION CORP. By: /s/ Carmel Vernia —————————————— Carmel Vernia Chief Executive Officer